Exhibit 99.1

Andrx Granted Summary Judgment for Generic Toprol-XL

FORT LAUDERDALE, Fla.—January 18, 2006— Andrx Corporation (Nasdaq: ADRX) (“Andrx” or the “Company”) announced today that the U.S. District Court for the Eastern District of Missouri granted motions for summary judgment filed by Andrx and two other pharmaceutical companies with respect to each company’s abbreviated new drug applications (ANDA) for the generic version of Toprol-XL® (metoprolol succinate extended-release tablets). The District Court held that the patents asserted by AstraZeneca AB, Aktiebolaget Hassle and AstraZeneca LP (collectively “Astra”), are both invalid due to double patenting and are unenforceable due to inequitable conduct.

The approval and launch of Andrx’s ANDAs for the 25mg, 50mg, 100mg and 200mg strengths of its metoprolol succinate extended-release tablets are subject to, among other things, the Food and Drug Administration’s (FDA) removal of Andrx’s Official Action Indicated (OAI) status, satisfying all other FDA approval requirements, successful validation and potential future legal proceedings by Astra.

Andrx believes it may be entitled to 180 days of market exclusivity on the 50mg strength of generic Toprol-XL, which had U.S. sales of approximately $500 million for the trailing 12 months ended September 2005, based on IMS data.

About Andrx Corporation

We are a pharmaceutical company that:

•	develops, manufactures and commercializes generic versions of controlled-release, niche and immediate-release pharmaceutical products, including oral contraceptives;

•	distributes pharmaceutical products, primarily generics, which have been commercialized by others, as well as our own, primarily to independent pharmacies, pharmacy chains and physicians’ offices; and

•	develops and manufactures pharmaceutical products for other pharmaceutical companies, including combination products and controlled-release formulations utilizing our patented technologies and formulation capabilities.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein or which are otherwise made by or on behalf of Andrx that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including but not limited to, the timing and outcome of patent, class action and other litigation, including potential future legal proceedings by Astra regarding our generic version of Toprol-XL; the submission of a Citizen Petition; the timing and outcome of future product launches; the timing and scope of patents issued to our competitors; whether we will be awarded any marketing exclusivity period and, if so, the precise dates thereof; the FDA’s pending inspection; what sanctions, if any, FDA may seek following its decision to place us in OAI status, including without limitation sanctions relating to any failure to comply with cGMP requirements and if and when the “hold” on our ANDA approvals will be lifted; business interruption due to hurricanes or other events outside of our control; our dependence on a relatively small number of products; licensing revenues; whether additional pre-launch inventory write-offs will be required; government regulation generally; competition; manufacturing capacities, safety issues, output and quality processes; our ability to develop and successfully commercialize new products; the loss of revenues from existing products; the consolidation or loss of customers; the success of our joint ventures;; our inability to obtain sufficient supplies and/or active pharmaceuticals from key suppliers; the impact of sales allowances; product liability claims; rising costs and limited availability of product liability and other insurance; recent management changes and the potential loss of senior management and other key personnel; the absence of certainty regarding the receipt of required regulatory approvals or the timing or terms of such approvals; our ability to commercialize all of our pre-launch inventory. Actual results may differ materially from those projected in a forward-looking statement. We are also subject to other risks detailed herein or detailed from time to time in our 2004 10-K or in our other SEC filings. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our 2004 10-K and in our other SEC filings.

This release and additional information about Andrx Corporation are also available on the Internet at: http://www.andrx.com.

Contacts: Andrx Corporation

Allison Tomek

Investor Relations Manager
Phone: 954-382-7696
Email: Allison.Tomek@andrx.com

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